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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Viacom Inc. of our report dated February 10, 2000, except for the second and third paragraphs of note 2, which are as of March 21, 2000 relating to the financial statements and financial statement schedules, which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                 /s/ PricewaterhouseCoopers
                                                  LLP
                                                 PricewaterhouseCoopers LLP

New York, New York
January 5, 2001